TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement is dated as of June 22, 2026 (this "Agreement"), by and among Black Pearl Equities II, LLC, a New York limited liability company ("Parent"), and the stockholders of Selectis Health, Inc., a Utah corporation (the "Company"), listed on the signature pages hereto (each, a "Stockholder" and, collectively, the "Stockholders").

WHEREAS, Parent, Tortuga Acquisition Sub, Inc., a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of June 22, 2026 (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), providing for, among other things, Merger Sub to commence a tender offer (the "Offer") to acquire all of the outstanding shares of common stock, par value $0.05 per share (the "Common Stock"), of the Company not already owned by Parent or any entity that is an Affiliate of Parent at a price of $5.75 per share (the "Offer Price"), net to the seller in cash, without interest and subject to any required withholding of Taxes, followed by the subsequent merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of Common Stock set forth on Schedule A hereto next to such Stockholder's name (such shares of Common Stock, together with any other shares of Common Stock as to which such Stockholder acquires beneficial ownership after the date hereof and prior to the earlier of the Acceptance Time and the termination of the Stockholders' obligations under this Agreement, including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, or the conversion of any convertible securities or otherwise, being collectively referred to herein as such Stockholder's "Owned Shares");

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent requires that the Stockholders agree, and the Stockholders have agreed, while this Agreement is in effect, to tender in the Offer (and not withdraw) all of the Owned Shares;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Agreement to Tender.

    a. Each Stockholder hereby agrees, while this Agreement is in effect, to tender into the Offer all of its Owned Shares, free and clear of all Encumbrances. If a Stockholder acquires beneficial ownership of any additional Owned Shares after

the date hereof, such Stockholder shall promptly tender, or cause to be tendered, such additional acquired Owned Shares into the Offer.

b. Without limiting the generality of the foregoing paragraph 1(a), as promptly as practicable after receipt by each Stockholder of all documents or instruments required to be delivered pursuant to the terms of the Offer (and in any event within five (5) Business Days), each Stockholder shall (i) deliver to the Paying Agent (A) a letter of transmittal with respect to such Stockholder's Owned Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Owned Shares or an "agent's message" (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share or any uncertificated Owned Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, or (ii) instruct and otherwise cause such Stockholder's broker or such other Person that is the holder of record of any Owned Shares beneficially owned by such Stockholder to tender such Owned Shares pursuant to and in accordance with this paragraph 1(b) and the terms of the Offer.

c. Each Stockholder agrees that, once its Owned Shares are tendered into the Offer, such Stockholder and its Affiliates will not withdraw any of such Owned Shares from the Offer, unless and until (i) the Offer shall have been terminated in accordance with the terms of the Merger Agreement or (ii) this Agreement shall have been terminated in accordance with its terms.

2. Representations and Warranties of Stockholder. The Stockholders hereby jointly and severally represent and warrant to Parent and the Company as follows:

a. Power; Due Authorization; Binding Agreement. Each Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each Stockholder and constitutes a valid and binding agreement of each Stockholder, enforceable against each Stockholder in accordance with its terms, except to the extent that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

b. Non-Contravention. The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any organizational documents of such Stockholder, (ii) violate any Law applicable to such Stockholder, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such

Stockholder is entitled under any Law or any provision of any agreement or other instrument binding on such Stockholder or (iv) result in the imposition of any Encumbrance on any Owned Share of such Stockholder, in the case of each of clauses (ii) through (iv) such as would impair or adversely affect such Stockholder's ability to perform its obligations hereunder.

c. Ownership of Shares. Each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of Common Stock reflected on Schedule A next to its name and, as of the date hereof, such Owned Shares are free and clear of any Encumbrance, except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended. As of the date hereof, no Stockholder owns of record or beneficially any shares of Common Stock other than the Owned Shares set forth opposite such Stockholder's name on Schedule A.

d. Voting Power. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

3. Additional Covenants of the Stockholders. The Stockholders hereby jointly and severally covenant and agree that:

a. Restrictions on Transfer.

i. Each Stockholder hereby agrees, while this Agreement is in effect, at any time prior to termination of the Offer, not to, other than as may be specifically required by a court order, (i) sell, pledge, encumber, hypothecate, assign, grant an option with respect to (or otherwise enter into a hedging, swap or derivative security arrangement with respect to), transfer or otherwise dispose of any of the Owned Shares (any such action, a "Transfer"), or (ii) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares.

ii. Additional Shares. Each Stockholder hereby agrees, while this Agreement is in effect, that if any shares of Common Stock are acquired by such Stockholder or any of its Affiliates after the date hereof, then the terms of this Agreement shall apply to such shares immediately following the effectiveness of such event.

b. Dissenters' Rights. Each Stockholder hereby waives, and agrees not to exercise or assert, any dissenters' or appraisal rights under the Utah Revised Business Corporation Act in connection with the Merger.

c. No Solicitation. Each Stockholder agrees that it will not, directly or indirectly (including through any Affiliates), take any action that the Company is prohibited from taking pursuant to Section 7.02 of the Merger Agreement.

d. No Public Statements. Each Stockholder shall not, and shall cause its Affiliates not to, issue any press release or make any other public statement with respect to the Merger Agreement, the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement, except as required by applicable Law and for any press release or public statement in support of the foregoing.

e. No Inconsistent Obligations. No Stockholder shall, directly or indirectly (including through any Affiliates), take or permit any other action that would in any way restrict, limit, prevent or interfere with the performance of any of such Stockholder's obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect.

4. Miscellaneous.

a. Termination of this Agreement. This Agreement shall terminate and shall have no further force or effect as of the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Acceptance Time; and (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Offer Price or Merger Consideration or changes the form of consideration payable in the Offer or the Merger in a manner that is materially adverse to the stockholders of the Company. Notwithstanding the foregoing, nothing set forth in this Section or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any knowing and intentional breach of this Agreement.

b. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

c. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other

address for a party as shall be specified in a notice given in accordance with this Section):

if to Parent:

c/o Black Pearl Equities LLC
901 Myrtle Avenue
Brooklyn, NY 11206
Attention: Abe Schwartz
email: as@blackpearlequities.com

with a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention: Ryan Nebel, Esq. and Michael Neidell, Esq.
Email: rnebel@olshanlaw.com and mneidell@olshanlaw.com

if to the Company:

Selectis Health, Inc.
600 17th Street, Suite 2800
Denver, CO 80202
Attention: Clifford Neuman
Email: clneuman@neuman.com

with a copy to:

Pearson Butler, LLC
1802 W South Jordan Pkwy STE 200
South Jordan, UT 84095
Attention: Paden Hanson
Email: paden@pearsonbutler.com

if to the Stockholders:

Lance Baller
8400 Prentice Ave, Suite 1500
Greenwood Village, CO 80111
Email: lance@ballerusa.com

Kent Lund
203 South Pontiac Street

Denver, CO 80230
Email: kent.j.lund@comcast.net

Clifford Neuman
8300 Greenwood Drive
Niwot, CO 80503
Email: clneuman@neuman.com

d. Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to perform its obligations under this Agreement.

e. Action in Stockholder's Capacity Only. Each Stockholder signs this Agreement solely in such Stockholder's capacity as a record or beneficial owner of the Owned Shares, and nothing herein shall limit or affect any actions taken in such Stockholder's capacity as an officer or director of the Company, including complying with or exercising such Stockholder's fiduciary duties as a member of the Board of Directors of the Company.

f. Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

g. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court. The parties hereto hereby (A) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (B) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

h. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THETHAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

i. Counterparts. This Agreement may be executed and delivered (including by facsimile or .pdf transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

j. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that prior to the valid termination of this Agreement, in the event of any breach or threatened breach by any Stockholder of any of its respective covenants or obligations set forth in this Agreement, the Company or Parent shall be entitled to seek, in addition to any other remedy to which it may be entitled at law or in equity: (i) an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by such Stockholder and to (ii) a decree or order of specific performance to enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Stockholder under this Agreement. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Stockholders agree that they will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that any other party has an adequate remedy under Law.

k. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction

providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

l. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

[Signature page follows]

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BLACK PEARL EQUITIES II, LLC

By: Black Pearl Equities, LLC, managing member

Signed by:

By: ______________________

03327D8B357C48C...

Name: Abraham Schwartz
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ULTIMATE INVESTMENT CORPS, INC.

By: DocuSigned by: AAB0D3B11016445...
Name: Lance Baller
Title: Authorized Signatory

ULTIMATE INVESTMENTS CORP, INC.

By: DocuSigned by: AAB0D3B11016445...
Name: Lance Baller
Title: Authorized Signatory

HIGH SPEED AGGREGATE, INC.

By: DocuSigned by: AAB0D3B11016445...
Name: Lance Baller
Title: Authorized Signatory

BALLER FAMILY FOUNDATION INC.

By: DocuSigned by: AAB0D3B11016445...
Name: Lance Baller
Title: Authorized Signatory

By: DocuSigned by: AAB0D3B11016445...
Name: Lance Baller
Title: Stockholder

[Signature page to Tender and Support Agreement]

DocuSigned by:

By: KENT LUND

99E1DEA0C1C7408

Name: Kent J. Lund

Title: Stockholder

Signed by:

By: Clifford Neuman

92AD25D4738045B

Name: Clifford L. Neuman

Title: Stockholder

[Signature page to Tender and Support Agreement]

Schedule A

Name of Stockholder	**Number of Owned Shares**
Ultimate Investment Corps, Inc.	0 (55,000 warrants convertible at $2.25)
Ultimate Investments Corp, Inc.	72,934
High Speed Aggregate, Inc.	52,808
Baller Family Foundation Inc.	6,667
Lance Baller	161,965
Kent Lund	15,992*
Clifford L. Neuman	122,864

* In addition, Mr. Lund's spouse owns 3,261 shares held through an IRA.